SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2004

000-24478 (Commission File No.)	38-3073622 (IRS Employer Identification No.)

DEARBORN BANCORP, INC.

(Exact name of registrant as specified in its charter)

1360 Porter St, Dearborn, MI

(Address of Principal Executive Offices)

48124

(Zip Code)

(313) 565-5700

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On May 18, 2004, at the Annual Meeting of Shareholders, the Shareholders of Dearborn Bancorp, Inc. approved an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000 shares.

Item 7.	Exhibits

(3)(a)	Articles of Incorporation of Registrant, as amended.

DEARBORN BANCORP, INC.
FORM 8-K (continued)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc.
(Registrant)

/s/ Jeffrey L. Karafa
Jeffrey L. Karafa
Treasurer and Chief Financial Officer

Date: July 7, 2004

EXHIBIT INDEX

Exhibit Number	Description
(3)(a)	Articles of Incorporation of Registrant, as amended.